TRANSFORMING WOMEN'S HEALTH

We founded Daré Bioscience with the ***sole focus*** of putting women's health first – to **boldly address** existing therapeutic gaps and **give women** the novel treatment options they need and deserve.



IN ITALIAN, IT MEANS **"TO GIVE."**

IN ENGLISH, IT MEANS **"TO BE BOLD."**

DARÉ
bioscience



Forward-Looking Statements; Disclaimers

This presentation is for informational purposes only and is not an offer to sell or a solicitation of an offer to buy any securities of Daré Bioscience, Inc. ("Daré" or the "Company"). This presentation discusses potential future drug and medical device products that are or will be under clinical investigation and have not been approved for use outside of clinical trials. None of the investigational products discussed herein have been approved for marketing by the U.S. Food and Drug Administration (FDA) or any other regulatory agency, and no representation is made as to the safety or effectiveness of any potential future product for the use for which it is being studied.

All statements in this presentation, other than statements of historical fact, are forward-looking statements within the meaning of federal securities laws. In some cases, you can identify forward-looking statements by terms such as "may," "will," "expect," "plan," "anticipate," "strategy," "designed," "could," "intend," "believe," "estimate," "target," or "potential," or the negative of these terms and other similar expressions. Such statements include, but are not limited to, statements relating to Daré's product development activities, plans and timing, including in regard to clinical trials and results, regulatory strategy, and FDA communications, submissions and review of applications; the clinical potential of and market opportunities for Daré's product candidates, Daré's commercial strategy, potential third-party collaborations, and expectations regarding existing collaborations, including potential payments, potential pipeline expansion, and potential funding and financing transactions. As used in this presentation, "first-in-category" is a forward-looking statement relating to the commercial potential of a product candidate if it were to receive marketing approval for the use for which it is being developed because Daré believes it would address a need in women's health that is not being met by existing FDA-approved products. Forward-looking statements reflect management's estimates and expectations based on current information and involve risks, uncertainties and assumptions that may cause Daré's actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, without limitation: Daré's need for additional capital to fund operations and execute its business strategy; the inherent uncertainty of outcomes of clinical trials; Daré's ability to successfully develop, obtain regulatory approval for and monetize its product candidates; Daré's reliance on third parties to manufacture and conduct clinical trials and preclinical studies of its product candidates and commercialize XACIATO™ (clindamycin phosphate) vaginal gel 2% and future products, if any; the risk that the current regulatory pathway known as the FDA's 505(b)(2) pathway for drug product approval in the U.S. is not available for a product candidate as Daré anticipates; Daré's ability to retain its licensed rights to develop and commercialize a product or product candidate and to adequately protect or enforce its, or its licensor's, intellectual property rights; the degree of market acceptance that XACIATO and any future product achieves; the coverage, pricing and reimbursement that XACIATO and any future product obtains from third-party payors; the effects of macroeconomic conditions, geopolitical events, public health emergencies, major disruptions in government operations, and developments impacting the regulation of the pharmaceutical and health care industries on Daré's operations and potential commercial success; and those risks and uncertainties described under the heading "Risk Factors" in Daré's most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. All forward-looking statements are current only as of the date of this presentation. Daré does not undertake any obligation to update any forward-looking statement in this presentation to reflect new information, future developments or otherwise, except as required by law.

This presentation includes market size and growth data and estimates and other industry information published by independent third parties or based on management's review of such information, management's knowledge of the industry and good faith estimates of management. This market and industry data and information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although Daré believes the third-party sources are reliable as of their respective dates, Daré cannot guarantee the accuracy or completeness of this information and has not independently verified this information. Projections, assumptions and estimates of the future performance of the industry in which Daré operates and market size and opportunities for product candidates Daré develops are necessarily subject to a high degree of uncertainty and risk. These and other factors could cause results to differ materially from those expressed in the data and estimates made by the independent parties and by Daré.

All trademarks, service marks or trade names appearing in this presentation are the property of their respective owners. Unless specifically identified as such, Daré's use or display of third-party marks is not intended and does not indicate or imply any relationship with or endorsement or sponsorship of Daré by the third-party owner.



WOMEN'S HEALTH

An Efficient Investment Thesis

Why invest in women?

We believe that investment in women's health will be efficient and **disproportionately impactful.**

Limited R&D Investment → Large Commercial Opportunity

Limited R&D Investment

- Only approximately **1% of healthcare research spending** is invested in non-oncologic female conditions.[1]
- The global healthcare pipeline is comprised of **less than 2%** of non-oncologic women's health conditions.[2]

Large Commercial Opportunity

- Women's health products make up **27% of total blockbuster products** while contributing to 35% of total blockbuster sales.[3]
- **Women control 80% of U.S.** healthcare purchasing decisions.[1]

1. McKinsey & Company, February 14, 2022, Unlocking Opportunities in Women's Healthcare
2. GlobalData Drugs Database and McKinsey & Company
3. IQVIA Monthly Global MIDAS $ Const-Exchng (MNF) 2013 – 2022

Blockbuster defined as $500 million dollar sales in a year Women's Health including conditions solely or disproportionately affecting women; excludes oncology conditions in women

ABOUT US

At Daré, we believe women's health deserves dramatically increased attention, investment and innovation.

Some of the most persistent unmet needs in women's health are not yet solved simply because companies have not taken the time to address them.

That's why we founded Daré with the *sole focus* of putting women's health first.

We are, to our knowledge, the only publicly traded company focused exclusively on women's health pharmaceutical development broadly, we are committed to accelerating novel therapies that expand treatment options, improve outcomes, and enhance convenience.


DARE

IN ITALIAN,
IT MEANS **"TO GIVE"**

IN ENGLISH,
IT MEANS **"TO BE BOLD"**


TO BE
BOLD

What is
INNOVATION
in
WOMEN'S HEALTH?

INNOVATION is:

Listening to doctors and women when they talk about what they need.



There's already a pill...
So why are >40% of pregnancies in the U.S. still unintended? [1]
1. https://www.cdc.gov/reproductive-health/hcp/unintended-pregnancy/index.html
Contraceptive Categories*
Hormone-Free Options*
Barriers to Use
Cramping Heavy periods Painful insertion
Not woman-controlled
Requires consistent daily temperature tracking
Women still lack options that fit their needs.

*Image Credit: FDA Birth Control Guide (Chart) dated May 2024, www.fda.gov/birthcontrol. Contraceptive options omitted include sterilization surgery and methods with low rates of use in the U.S. (diaphragm, sponge, cervical cap, female condom, anti-sperm vaginal gels, foams, creams, and other).

What is
INNOVATION
in
WOMEN'S HEALTH?

INNOVATION is:

Recognizing women's health issues as **treatable health conditions**, not dismissing them as a "normal" part of life.



Chlamydia Infection
Enlarged Prostate
Chronic Back Pain
Erectile Dysfunction
Cervical HPV Infection
Urinary Incontinence
Pelvic Pain
Endometriosis, PCOS, Uterine Fibroids Dysmenorrhea
Painful Sex
Menopause Sexual Dysfunction
"Let's keep an eye on it."
"It just happens after kids."
"Just a bad period."
"Buy some lube."

What is
INNOVATION
in
WOMEN'S HEALTH?

INNOVATION is:

Leveraging the learnings from existing therapeutics to **accelerate our path to market.**

We deploy established active pharmaceutical ingredients (APIs) in first-in-category candidates, allowing us to leverage the derisked 505(b)(2) regulatory pathway.

API	Original FDA Approval		Daré Product Candidate
Sildenafil	Erectile dysfunction (oral)	→	Topical treatment for **female sexual arousal disorder**
Tamoxifen	Breast cancer (oral)	→	Hormone-free vaginal treatment for **sexual pain associated with menopause**
Ritonavir	HIV (oral)	→	Vaginal HPV therapy to **prevent cervical cancer**

Our Track Record: **8 successful clinical trials with six assets in the portfolio, up to and including a Phase 3 trial that led to an FDA approval.**

Trial	Year
Ovaprene PCT Study	2019
Sild. Cream, 3.6%, Ph1	2019
DARE-BVFREE, Ph3	2020
DARE-HRT1 Ph1	2021
DARE-VVA1 Ph1/2	2022
DARE-HRT1 Ph 1/2	2022
DARE-PDM1 Ph 1	2023
Sild. Cream, 3.6% Ph 2b	2023

How do we **MOVE** the **NEEDLE?**

Women's health has seen significant progress in the **improvements in access to care –**

and in **empowering women with information** about their health.



MIDI
Menopause virtual clinic
$60M
Series B (2024)
Women's health-focused virtual care platform
MAVEN
$125M
financing (2024)
ACCESS
$100M
financing (2023)
Fertility clinic network & benefits
KINDBODY
$14M
Series A (2024)
EVVY
At-home vaginal health
INFORMATION
MIRVIE
Predicting pregnancy complications
$60M
Series B (2022)
$10M
Series A (2023)
OOVA
At-home fertility tracking
TREATMENTS

However, to truly **transform women's healthcare experience,**
the final pillar requiring investment is in the **development of new safe and effective treatments.**

darébio

We Are Leading Experts in Women's Health

With a broad portfolio, we integrate clinical and regulatory insights to drive innovation and efficiency in developing impactful solutions for women.

Our commitment to strong relationships and proven results positions us as the trusted partner collaborators turn to for new opportunities in women's health



8 successful clinical trials to date
24 FDA interactions
across 6 product candidates in 2023-2024
Organon
Bayer
Deep relationships with strategic collaborators
Government agencies & foundations
Innovators
Contraception
Sexual Health
Pelvic Pain
Fertility
Infectious Disease
Menopause

In Development at Daré



The First Monthly Hormone-Free Vaginal Contraceptive

The most common non-hormonal option used by women today is the copper IUD, which can cause severe cramping and heavy periods. **Daré's investigational contraceptive** seeks to offers a hormone-free, self-controlled alternative that's easy to insert and remove, **empowering women** without the pain and side effects.



The First "Viagra" for Female Arousal

Despite significant advances in men's sexual health, there are no FDA-approved options for women with sexual arousal issues. This **innovative cream** with the same active ingredient as Viagra® seeks to provide a long-overdue solution to bring equity and attention to an overlooked aspect of women's health.



Products to Shift the Menopause Treatment Landscape

Gaps in solutions for menopause symptoms have given rise to an explosion of untested supplements and therapies. We believe that developing new **FDA-approved** therapies that meet the needs of women and their doctors can shift the focus to **rigorously studied, safe and effective** hormonal and non-hormonal treatment options.



A Revolutionary HPV Treatment

Persistent HPV infections can progress to cervical precancers, often requiring surgery that increases the risk of preterm birth. **Daré's antiviral vaginal capsules** could offer a proactive solution by treating HPV early, preventing surgery, stopping the spread, and transforming care for this critical health issue.



Relief for Women Undergoing IVF

A progesterone intravaginal ring, replaced every 3-7 days, could reduce or eliminate the need for painful daily injections during IVF—**a potential game-changer for women** enduring this grueling process.

*This presentation references investigational products that have not been approved by the FDA or any comparable foreign regulatory agency for use outside of clinical trials. No representation is made as to the safety or effectiveness of these investigational products for the respective uses for which they are being studied.

Revolutionizing Women's Health Therapeutics

Our investigational products are some of the most potentially disruptive therapeutic candidates for women in decades, targeting unmet needs with innovative solutions.

ASSET[1]		ADDRESSABLE MARKET (millions of U.S. women)	PRE-CLINICAL → FDA APPROVED (PRE-CLINICAL, PHASE 1, PHASE 2, PHASE 3 / PIVOTAL, REGULATORY SUBMISSION, FDA APPROVED)
XACIATO™ (ORGANON)	(clindamycin phosphate) vaginal gel 2% for **bacterial vaginosis (BV)**[2]	23	FDA APPROVED – Launched
Ovaprene® (BAYER, NIH National Institutes of Health)	Monthly **hormone-free contraceptive**	35	Pivotal Phase 3 study enrolling
Sildenafil Cream, 3.6% ^	Topical cream for **female sexual arousal disorder**	20	Phase 3 study preparation
DARE-HRT1^	Monthly hormone therapy for **menopause symptoms**	45	IND and Phase 3 study preparation
DARE-VVA1^	Hormone-free treatment for **sexual pain associated with menopause**	25	IND cleared; Phase 2 study preparation
DARE-HPV^	HPV therapy to **prevent cervical cancer**	6* (annually)	Phase 1 and proof of concept studies completed

^505(b)(2) regulatory pathway anticipated.
* Addressable market reflects potential treatment of all cases of high-risk HPV infections in the U.S. See slide 38 for more details.
Timelines represent anticipated timing.

[1] See slide 20 for earlier stage programs
[2] XACIATO is indicated for the treatment of bacterial vaginosis in females 12 years of age and older. See Full Prescribing Information for the safe and effective use of XACIATO. See XACIATO selected safety information on slide 40.

XACIATO™

(Clindamycin Phosphate) Vaginal Gel 2%

XACIATO [zah-she-AH-toe] (clindamycin phosphate) vaginal gel 2% is a lincosamide antibacterial indicated for the treatment of bacterial vaginosis (BV) in females 12 years of age and older*

Daré's First FDA-Approved Product

In **less than five years**, Daré:

- In-licensed the asset with a 30-patient proof-of-concept study
- Completed the pivotal clinical trial
- Achieved FDA approval
- Ensured product supply to support the U.S. launch

Commercialization Collaborator ORGANON

- **$12.8 million in payments received through 2023 under the license agreement**
- License agreement provides for **tiered double-digit royalties** and potential milestone payments from Organon of **up to $180 million.**†
- **$27 million raised in royalty financings**; eligible for upside-sharing milestone payments from XOMA†

*See Full Prescribing Information for the safe and effective use of XACIATO. See XACIATO selected safety information on slide 40.

†100% of royalties and commercial milestone payments based on XACIATO net sales are subject to a royalty purchase agreement with XOMA (April 2024) and a royalty interest financing agreement (Dec 2023). Upon achieving a pre-specified return threshold, XOMA will make upside-sharing milestone payments to Daré representing 50% of the future payments otherwise payable to XOMA.

Huge Gaps Remain in the Contraceptive Landscape

We believe that millions of women have not found the contraceptive option that meets their needs.

6% of Americans currently use a GLP-1 (~20 million)

Pills | Other methods | Ring

17 million U.S. women use hormonal contraception

No method (Sexually active women not seeking pregnancy using no contraception) | Current Non-Hormonal Users (Condom, withdrawal, spermicide/ diaphragm, natural family planning) | Current Hormonal Users (Pill, injectable, patch, ring, emergency contraception)

35 million[1] U.S. women are potential candidates for Ovaprene®

2.5% of all U.S. contraceptive use

NuvaRing®: $900M peak global sales

- 93% typical use effectiveness
- Convenience of a monthly ring form
- Fast return to fertility; inserted and removed without a provider
- **Hormonal: contraindicated for VTE risk and for estrogen- or progestin-sensitive cancers**



Design Features of Ovaprene®[2-4]

- 86% - 91% expected typical use effectiveness[2]
- Convenience of a monthly ring form
- Immediate return to fertility; inserted and removed without a provider
- **Hormone-Free: Unique dual action MOA (spermiostatic & barrier), no hormonal safety concerns**

Physical Barrier[3]
*3D, knitted polymer barrier to **physically block** the passage of sperm*

Spermiostatic Environment[3]
*A silicone ring releasing hormone-free ferrous gluconate to chemically **impede sperm motility**.*



Market Data Sources: Harris, E. (2024). JAMA, 332(1), 8. doi:10.1001/jama.2024.10333; Market research study conducted in 2019 for Daré Bioscience. Contraceptive use data applied to 2019 population data from US Census. See Slide 28 for more details; U.S. Food and Drug Administration Birth Control Guide, May 2024; Merck & Co, Form 10-K for the year ended December 31, 2019.

Ovaprene Data Sources:
1. See Slide 28 for more details.
2. See Slide 25 for more details.
3. Del Priore, et al. Journal of Reproductive Medicine 2009; 54: 685-690
4. Mauck, et al. Contraception, Vol. 132, April 2024

Fighting the Stigma Around Female Sexual Arousal Disorder (FSAD)

FSAD is characterized primarily by **inability to attain or maintain sufficient genital arousal** during sexual activity and is **clinically analogous to erectile dysfunction** in men.



16% or **~10M women** of women in the U.S. ages 21 to 60 are distressed from experiencing no or low sexual arousal, according to market research, and are actively seeking treatment.[1,2]

5% to **15%** of men experience complete ED at age 40, increasing to at age 70[3]

Without effective treatment, the condition is often dismissed and stigmatized.

1. Ad Hoc Market Research: FSAD Prevalence Report (Oct 2015) conducted for SST LLC.
2. Based on US Census projections for 2016.
3. https://www.clevelandclinicmeded.com/medicalpubs/diseasemanagement/endocrinology/erectile-dysfunction/

The prevalence of FSAD and ED are similar.

When Fighting Stigma Becomes a Multi-Billion Dollar Industry

Before Viagra®, **erectile dysfunction (ED)** was also dismissed and stigmatized and often **considered to be a normal part of aging.**

1949

SEXUAL BEHAVIOR IN THE HUMAN MALE

ALFRED C. KINSEY

"[Older males] carry on directly the pattern of gradually diminishing activity…**Each male may reach the point where he is, physically, no longer capable of sexual performance.**"

1986

The American Journal of Medicine

May 1986, Vol. 80

"Most practitioners still believe that in the majority of patients, [male] **impotence is psychologic**, with fears, phobias, and feelings of guilt… being responsible for the impotence."

"It is an underlying tenet of this review that … there is no age at which intercourse is not physiologic and as such **the development of impotence represents a pathologic process requiring treatment.**"

Viagra sales peaked at **$2.05 billion in 2012**[1] and ED is now widely recognized as a **physiological medical condition.**

1998

Los Angeles Times

BUSINESS

Number of Viagra Prescriptions Sets Launch Record

April 21, 1998 12 AM PT

1. https://qz.com/quartzy/1238783/its-the-20th-anniversary-of-viagra-heres-how-its-changed-the-world

However, there are still no FDA-approved treatments for FSAD.

Sildenafil Cream, 3.6% is an investigational topical formulation of the active ingredient in Viagra® for the treatment of FSAD.

Phase 2b RESPOND study has been completed; Phase 3 study preparation is ongoing.


Menopausal
Symptoms

Menopause is Having a Moment

- The menopause market is a large and growing market, with **more than 1 billion people worldwide** expected to be in menopause by 2025[1]. Approximately **51% of menopausal women experience moderate to severe vasomotor symptoms (VMS) or hot flashes.**[2]
- The global market for menopausal products is growing rapidly, at a rate of more than 5%, rising from its 2021 level of about $15 billion to reach **$24.4 billion by 2030.**[1]

> With the rise of digital support platforms and virtual care clinics, **menopausal women are looking for solutions.**

However, in a landscape with **limited FDA-approved treatment options**, they are turning to the burgeoning industry of compounded products, supplements, and natural remedies – none of which are evaluated by the FDA for safety and efficacy.

1. https://www.washingtonpost.com/opinions/2022/04/28/menopause-hormone-therapy-nih-went-wrong/
2. Astellas Investor Meeting Dec 14, 2017, slide 21. https://www.astellas.com/system/files/eg_aim-00.pdf , accessed 13 May 2024.

The Changing Perceptions Around Hormone Therapy (HT)



HT users in the U.S.[1]
2000
25 million[1]
women on HT
$2 billion
spent on
Premarin®
products*
2002
WHI report links HT to breast cancer[2]
2020
20-year WHI follow-up (JAMA)[3]

A generation of doctors and women are taught that HT is dangerous.

Without HT, many doctors are unsure of how to counsel menopausal patients on their symptoms.

Women have turned to other solutions:

Compounded "Bioidentical HT"

- The term "bioidentical HT" began as a marketing term for custom-compounded hormones.
- Not FDA-approved; made by compounding pharmacies; often in pellet form for insertion under the skin every 3-6 months.
- Sometimes contain the same hormones as in FDA-approved products, but are not regulated or tested.
- Major medical societies and the FDA discourage their use.

Estimated
$2.4-4.5 billion
in the menopause market[4]

Non-HT Supplements for Menopause Symptoms

- Often contain herbal ingredients such as black cohosh, evening primrose oil, and ashwagandha root extract
- Supplements are not FDA-regulated and can cause serious health problems such as liver toxicity

Estimated to be
$16 billion
globally in 2023[5]

4. Analysis conducted by TherapeuticsMD in 2020. 5. https://www.grandviewresearch.com/industry-analysis/menopause-market Accessed 06 Jan 2025.

*Premarin family of products; https://media.corporate-ir.net/media_files/NYS/WYE/reports/ahp_ar00/05.htm Accessed 18 Dec 2024.
1. Astellas Investor Meeting May 19, 2023: VEOZAH™ U.S. Commercial Update, slide 12. https://www.astellas.com/system/files/43b2195907/veozah_post_approval_investor_call_20230519.pdf Accessed 18 Dec 2024.
2. Risks and benefits of estrogen plus progestin in healthy postmenopausal women: Principal results from the Women's Health Initiative randomized controlled trial. JAMA (2002), 288(3), 321-333.
3. Chlebowski, et al.(2020). *JAMA*, *324*(4), 369–380.

With the WHI findings now thoroughly rebuked, medical societies are actively training their members on the benefits of HT.

What Causes Menopause?

During perimenopause, the supply of mature eggs in a woman's ovaries diminishes and ovulation becomes irregular.

The **production of estrogen and progesterone also decreases**. The changes in estrogen in particular cause most of the symptoms of menopause.[1]



Key Hormonal Changes During Menopause
(for illustrative purposes only)
Estrogen
Progesterone
Hormone Levels
Pre-menopause
Perimenopause
Post-menopause

1. https://www.hopkinsmedicine.org/health/conditions-and-diseases/introduction-to-menopause

Hormone therapy is recommended as the most effective treatment by the Menopause Society for treatment of the vasomotor symptoms of menopause (VMS) or hot flashes.

For the treatment of VMS, the Menopause Society recommends delivering **estrogen and progesterone, simultaneously**, for women with an intact uteri, and states that **non-oral routes** of administration may offer potential advantages.[2]

There are no FDA-approved products that combine both **estradiol and progesterone** in a **non-oral monthly form.**

2. https://www.menopause.org/docs/default-source/professional/nams-2022-hormone-therapy-position-statement.pdf

For women who cannot or choose not to use hormones, there is interest in non-hormonal products, especially with **breast cancer survivors.**

Tamoxifen is commonly prescribed by oncologists in the treatment of hormone receptor positive (HR+) breast cancer, as it blocks estrogen activity in breast tissue[3]. However, studies have shown an inverse effect in vaginal tissue where it has demonstrated **estrogen-like effects on vaginal epithelium** which could counter the physiological changes that lead to the genitourinary syndrome of menopause (GSM).[4]

3. Cleveland Clinic: Tamoxifen. https://my.clevelandclinic.org/health/treatments/9785-tamoxifen
4. Thurman, et al. Climacteric Volume 26, 2023 - Issue 5

HPV* is the most common sexually transmitted infection in the U.S. and is the cause of 99% of cervical cancer cases.[1,2]

*human papillomavirus

>6 million women are diagnosed each year with high-risk HPV infections that could lead to cervical cancer.[3]

While vaccinations and screenings are important tools, **safe and effective HPV treatments remain an unmet need.**

Today, HPV infections are not treated upon diagnosis.

HPV infections and cervical precancers (dysplasia) are monitored using a **"watch and wait"** approach until they reach a late stage, since the most common treatment is a surgery which removes part of the cervix.

This surgery is associated with an **increased risk of preterm birth** and sexual dysfunction and therefore is **not recommended for patients with fertility concerns.**

1. CDC Cancer Statistics: Cancers Associated with Human Papillomavirus. https://www.cdc.gov/vaccine-safety/vaccines/hpv.html. Accessed 18 Dec 2024.
2. WHO Cervical Cancer. https://www.who.int/health-topics/cervical-cancer. Accessed 18 Dec 2024.
3. Lewis, et al. Estimated Prevalence and Incidence of Disease – Associated Human Papillomavirus Types Among 15-59-Year-Olds in the United States. Sex Trans Dis. 2021 Apr 1; 48(4):273-277.

Earlier Stage Programs with Grant Funding Enhance the Pipeline

Funding	Program	ADDRESSABLE MARKET	PRE-CLINICAL / PHASE 1 / PHASE 2 / PHASE 3 / PIVOTAL	Description
Australia R&D Cash Rebate	**DARE-PDM1^** Pelvic Pain	50% menstruating women experience dysmenorrhea	Phase 1 Study Completed 2023 IND preparations	Vaginal diclofenac once-daily thermosetting hydrogel
NIH National Institutes of Health	**DARE 204/214 ^** 6 & 12-Month Injectable Contraception	12 million women	Phase 1 Study Preparation	Etonogestrel contraceptive injection once every 6-12 months
NIH National Institutes of Health	**DARE-FRT1/PTB1^** Preterm birth (DARE-PTB1) and for luteal phase support as part of an IVF regimen (DARE-FRT1)	1 in 10 births	IND and Phase 1 Study Preparation	Bio-identical progesterone delivery via intravaginal ring
NIH National Institutes of Health *Foundation grant up to ~$49M*	**DARE-LARC1 ^** Long-Acting, Reversible Personal Contraceptive System	17 million women	Pre-IND Activities	Levonorgestrel releasing implant that can be remotely paused and resumed
Foundation Grant	**DARE-LBT** Novel hydrogel formulation for delivery of live biotherapeutics to support vaginal health	23M+ women	Formulation development	
	DARE-GML Novel Antimicrobial Glycerol Monolaurate	23M+ women	Formulation development	
University of Copenhagen	**DARE-RH1** Male or Female Contraceptive Target	35 million women	Hit to lead stage	
NIH National Institutes of Health	**DARE-PTB2** Potential New Therapeutic Intervention for the Prevention and Treatment of Idiopathic Preterm Birth	1 in 10 births	Pre-clinical studies	

^505(b)(2) regulatory pathway anticipated.



Upcoming Milestones and Updates

Ovaprene®

- Phase 3 study enrollment ongoing
- Phase 3 study updates

Sildenafil Cream, 3.6%

- Phase 3 protocol submission reflecting the FDA's recommendations planned for Q1 2025
- Phase 3 study start targeted for mid-2025
- Collaboration strategy

DARE-HPV

- IND and Phase 2 study preparations

APPENDIX

Daré Bioscience Corporate Highlights

We are **solely focused** on the advancement of innovative products for the health and wellbeing of women.

>

Infrastructure-light, partnering model allows the Company to pursue a portfolio approach with several potential commercial products under the Daré umbrella

Derisked regulatory strategy leveraging the 505(b)(2) pathway could accelerate clinical development timelines and allow the Company to advance programs in a more capital efficient way compared to the traditional 505(b)(1) pathway

Potential **high-impact, first-in-category product candidates** that represent large market opportunities

- **1 approved product** (XACIATO™ (clindamycin phosphate) vaginal gel 2%, launched by collaborator Organon and widely available in U.S.)
- **2 late-stage programs** (Ovaprene®, an intravaginal hormone-free monthly contraceptive; Sildenafil Cream, 3.6%, a topical cream to improve genital arousal in women)
- **4 additional clinical programs** (in menopause, HPV therapy to prevent cervical cancer & pelvic pain)

Strong leadership team with extensive experience in clinical development, regulatory affairs and commercial

Daré's Potential First-in-Category Contraceptive Product

- Designed to be an **easy-to-use monthly option** with **effectiveness approaching hormonal methods**.
- There are currently no FDA-approved monthly, hormone-free contraceptives.

Ovaprene®

Investigational intravaginal hormone-free, monthly contraceptive

Pivotal Phase 3 contraceptive efficacy clinical study currently enrolling

Pivotal Study Collaborator

NIH

- Our Cooperative Research and Development Agreement (CRADA) enables Daré to leverage the contraceptive **clinical trial expertise** of the NICHD.
- If successful, we believe that **the single ongoing registration study will be sufficient to support a premarket approval** application submission with the FDA.

Commercialization Collaborator

BAYER

- Bayer received the right to obtain exclusive US rights to commercialize the product, **following completion of the pivotal clinical trial** if Bayer, in its sole discretion, pays Daré **$20 million**†
- Daré may receive up to **$310 million in commercial milestone payments, plus double-digit, tiered royalties on net sales**†

† Minority interest in $20 million payment and royalties on Ovaprene net sales subject to synthetic royalty purchase agreement (April 2024)

Ovaprene® - Pre-Pivotal Study

- **The Ovaprene® Pre-Pivotal Postcoital Test (PCT) study met its primary endpoint.**
  - **In 100% of women and cycles**, Ovaprene prevented the requisite number of sperm from reaching the cervix.
  - A successful cycle was defined as an average of less than five (< 5) progressively motile sperm (PMS) per high-powered field (HPF) being present in the midcycle cervical mucus collected two to three hours after intercourse with Ovaprene in place.[1]

Using a surrogate marker for contraceptive effectiveness, the PCT study showed **similar results to products that later demonstrated "typical use" contraceptive effectiveness of 86-91%***

Ovaprene® Pre-Pivotal Study Results



Average Number of Progressively Motile Sperm
80
70
60
50
40
30
20
10
0
Mean: 27.2
Median: 23.2
n = 26
Mean: 0.5
Median: 0.0
n = 49
Primary endpoint met
Baseline PCT
Ovaprene PCT

*In PCT studies of similar size, products (diaphragms) that demonstrated no motile sperm in the cervical mucus during PCT assessments later demonstrated "typical use" contraceptive effectiveness of 86-91% in pivotal contraceptive studies evaluating pregnancy rates over six-month periods.[2]

1. Mauck, et al. Contraception, Vol. 132, April 2024
2. Mauck C., Vincent K. Biology of Reproduction, Volume 103, Issue 2, August 2020, Pages 437–444

Ovaprene® – U.S. Regulatory Strategy[1]

Based on our communications to date with the FDA, if successful, we believe only **this single ongoing registration study will be sufficient to support a premarket approval** application submission* with the FDA.

*Premarket approval (PMA) strategy; the Center for Devices and Radiological Health (CDRH) as lead review division.

Pivotal study design[2]

- This is a non-comparative study meaning all women will use Ovaprene – **there is no placebo**
- Target approximately 250 subjects to complete ~12 months (13 menstrual cycles) of use

Primary objective

- Typical use pregnancy rate over 13 menstrual cycles (estimated Pearl Index)

Secondary objectives

- 13-cycle typical use cumulative pregnancy rate
- Safety, acceptability, product fit/ease of use, vaginal health

Pivotal study enrollment

- Recruitment is currently underway at 10 sites across the US, supported by a central advertising campaign for the study that launched in March 2024.
- Based on current average enrollment rate, we anticipate ~125 women (50% of our target number of participants to complete the study) will complete ~6 months of product use by the end of Q2 2025.
- Foundation grant announced in November 2024 will fund additional clinical sites which is expected to accelerate the overall study timeline.


Join the hormone-free revolution.
We are seeking healthy women to evaluate a non-hormonal birth control product. Compensation provided.
SEE IF YOU QUALIFY
ovaprenestudy.com

1. Anticipated regulatory pathway and timelines.
2. Clinicaltrials.gov ID: NCT06127199

Ovaprene® - Commercial License Agreement with Bayer

January 2020 - **Bayer**, which markets the $1 billion **Mirena contraceptive franchise**, and Daré announced the execution of a license agreement under which Bayer may commercialize Ovaprene investigational contraceptive in the US once approved by FDA[1].

Mirena® is the **#1 prescribed IUD** in the U.S.*

We believe the licensing agreement with Bayer is validation of our broader corporate strategy and confirmation of Ovaprene's market potential, if approved, as the first monthly non-hormonal contraceptive product in the US market.

Bayer received the right to obtain exclusive US rights to commercialize the product, **following completion of the pivotal clinical trial** if Bayer, in its sole discretion, pays Daré **$20 million.**[2]

Daré may receive up to **$310 million in commercial milestone payments, plus double-digit, tiered royalties on net sales.**[2]

Bayer supports the development and regulatory process by providing up to two full-time equivalents (internal experts) in an advisory capacity, which gives Daré access to their global manufacturing, regulatory, medical and commercial expertise.

* https://www.mirena-us.com/; supported by 2014-2016 SHS data.
1. https://ir.darebioscience.com/news-releases/news-release-details/bayer-and-dare-bioscience-announce-exclusive-licensing-agreement
2. Minority interest in $20 million payment and royalties on Ovaprene net sales subject to synthetic royalty purchase agreement (April 2024)

Ovaprene® - Potential U.S. Market Opportunity[1,2]

35 Million Women
Potential Candidates for Ovaprene®

12 Million
Current Non-Users

Currently use **no contraception**
- Sexually active
- Not seeking pregnancy

12 Million
Current Hormonal Product Users

- Pill (10.3M)
- Injectable/patch (1.6M)
- Vaginal Ring (1.0M)
- Emergency contraception (0.03M)

11 Million
Current Hormone-free Product Users

- Condom (6.6M)
- Withdrawal (4.0M)
- Spermicide/diaphragm (0.06M)
- Rhythm/natural family planning (0.5M)

1. Market research study conducted in 2019 for Daré Bioscience
2. Contraceptive use data applied to 2019 population data from US Census

Sildenafil Cream, 3.6%^

Investigational topical formulation of the active ingredient in Viagra®

^505(b)(2) regulatory pathway anticipated

Daré's Potential First-in-Category Treatment for Female Sexual Arousal Disorder (FSAD)

Female Sexual Arousal Disorder

FSAD is characterized primarily by inability to attain or maintain sufficient genital arousal during sexual activity.[1]

FSAD should be distinguished from other sexual disorders characterized in the DSM, such as orgasmic disorder (anorgasmia) and hypoactive sexual desire disorder (HSDD), which is characterized as lack or absence of sexual fantasies and desire for sexual activity for some period of time.[2,3]

FSAD Market Analysis

Meta-analysis of 95 studies from 2000-2014 indicated prevalence of female sexual dysfunction in premenopausal women worldwide is 41%, and difficulty with arousal alone is 23%.[4]

33% of U.S. women aged 21 to 60 (~ **20 million women**), experience symptoms of low or no sexual arousal.[5,6]

10 million women are considered distressed and actively seeking treatment.[5]

1. Diagnostic and Statistical Manual (DSM) 4th Edition Text Revision (DSM IV TR) defines FSAD as a persistent or recurrent inability to attain or to maintain until completion of the sexual activity, an adequate lubrication-swelling response of sexual excitement. The diagnostic criteria also state that the inability causes marked distress or interpersonal difficulty, is not better accounted for by another Axis I disorder (except another sexual dysfunction) and is not due exclusively to the direct physiological effects of a substance (e.g., a drug of abuse, a medication) or a general medical condition.
2. https://labs.la.utexas.edu/mestonlab/female-sexual-interestarousal-disorders/, accessed 6 May 2024
3. https://my.clevelandclinic.org/health/diseases/24640-anorgasmia, accessed 6 May 2024
4. McCool et al. Sex Med Rev 2016;4:197-212. DOI: 10.1016/j.sxmr.2016.03.002
5. Ad Hoc Market Research: FSAD Prevalence Report (Oct 2015) conducted for SST LLC.
6. Based on US Census projections for 2016.

Path Forward for Sildenafil Cream

Key Takeaways- Phase 2b Clinical Study

- The **Phase 2b Clinical Study** was designed to evaluate Sildenafil Cream vs. placebo over 12 weeks.
  - To Daré's knowledge, this was the first study specifically evaluating a potential therapy for treatment of FSAD.
- Post-hoc analyses showed that Sildenafil Cream **significantly improved (P=0.04) arousal sensation** (SFQ28-arousal domain patient reported outcome) and demonstrated **additional clinically meaningful benefits** in a patient population with FSAD with or without concomitant decreased desire, a subset of the ITT population.[1]

Post-Hoc Analyses for FSAD With or Without Concomitant Decreased Desire Subset Population

Endpoint*	Sildenafil Cream 3.6%	Placebo Cream	P value
SFQ 28 Responses			
Arousal Sensation Domain†	2.03 (0.62)	0.08 (0.71)	0.04
Desire Domain	1.27 (0.76)	-0.89 (0.86)	0.06
Orgasm Domain	1.12 (0.49)	0.18 (0.52)	0.19
FSDS-DAO Responses			
Item 3 Guilt	-0.73 (0.16)	-0.23 (0.17)	0.04
Item 5 Stressed	-0.50 (0.16)	-0.02 (0.16)	0.04
Item 10 Embarrassed	-0.51 (0.17)	0.00 (0.17)	0.04
Item 14 Concerned†‡	-0.27 (0.18)	-0.12 (0.20)	0.58

>

Clinical Development Plan and Commercialization Opportunity

- Sildenafil Cream has potential to be **a first-in-category** option with **significant commercial opportunity** as there currently are no FDA approved treatments for FSAD.
- Daré intends to leverage existing safety data for sildenafil to utilize the FDA's 505(b)(2) pathway to obtain marketing approval for Sildenafil Cream in the U.S.
- End-of-Phase 2 meeting with the FDA completed, **Phase 3 plans announced in Q4 2024**.
  - Two successful Phase 3 trials will be required to support a New Drug Application (NDA) submission for the treatment of FSAD.
  - Phase 3 study protocol and statistical analysis plan submission reflecting the FDA's recommendations planned for Q1 2025:
    - *Patients with FSAD with or without concomitant decreased desire*
    - *12-week double-blind treatment period evaluating Sildenafil Cream compared to placebo cream*
    - *Co-primary efficacy endpoints assessing (1) arousal sensations and (2) associated distress; the same co-primary endpoints used in the Phase 2b RESPOND study*
    - *Secondary endpoints to assess improvement in orgasm, desire, and distress and interpersonal difficulties will be included, as they were in the Phase 2b RESPOND study*
- **Targeting mid-2025 for Phase 3 study start**

1. Johnson, et al. Obstetrics & Gynecology 144(2):p 144-152, August 2024. See slides 31-32 for more information on the exploratory Phase 2b clinical study. *All endpoints in this table are least squares mean change (standard error) from baseline to end of study (Week 12). †Co-primary endpoint. ‡Previously reported as -0.21 (0.16) / -0.22 (0.16) / 0.95. See slide 32 for more information.

Oral Sildenafil provided a compelling proof of concept for FSAD

Statistically significant increases in Vaginal Pulse Amplitude (VPA)[1]
***Pfizer** VPA Clinical Lab Study – Oral Viagra*


Mean and Maximum VPA†
Vaginal Pulse Amplitude (mV)
7
6
5
4
3
2
1
0
P=0.093
P<0.05
Mean (Erotic)
Maximum (Erotic)
Placebo
Oral Viagra®

† Twelve healthy premenopausal women were studied.

Statistically significant improvement in genital stimulation (FIEI)[2]
***Pfizer** Clinical Field Study – Oral Viagra*


Improvement on FIEI Questions†
Observed Number Improved (%)
70
60
50
40
30
20
10
0
P=0.017
P=0.015
Question 2
Question 4
Placebo
Oral Viagra®

† Question #2 – "After taking study medication, the sensation/feeling in my genital (vaginal, labia, clitoris) area during intercourse or stimulation (foreplay) seemed to be: (a) more than before, (b) less than before, or (c) unchanged."

Question #4 – "After taking the study medication, intercourse and/or foreplay was: (a) pleasant and satisfying; better than before taking the study medication, (b) unpleasant; worse than before taking study medication, (c) unchanged; no difference, or (d) pleasant; but still not like it used to be or I would like it to be."

202 postmenopausal women with FSAD who had protocol specified estradiol and free testosterone concentrations, and/or were receiving estrogen and/or androgen replacement therapy were studied.

Key Takeaways of Viagra® studies:

- Increased blood flow and clinical efficacy observed with oral sildenafil (Viagra®) in women.
- The side effect profile of the oral formulation was not optimal for women - leading to the exploration of alternative delivery options including a topical route of administration.

1. The Enhancement of Vaginal Vasocongestion by Sildenafil in Healthy Premenopausal Women. Journal of Women's Health & Gender-Based Medicine. Vol. 11, No. 4. 2002
2. Safety and Efficacy of Sildenafil Citrate for the Treatment of FSAD: A Double-Blind, Placebo Controlled Study. The Journal of Urology. Vol 170, 2333-2338, December 2003.

Overview of Phase 2b Study

Phase 2b, Exploratory, Randomized, Placebo-Controlled, Trial of Sildenafil Cream 3.6% for the Treatment of Female Sexual Arousal Disorder in Healthy Premenopausal Women (#NCT04948151) – N=200 Randomized, 101 Sildenafil Cream vs 99 Placebo



Over 10,000 women applied to enroll in the study
Patient Screening
Patient Enrollment
No Drug Run In (4 Weeks)
Single Blind Placebo Run In (4 Weeks)
Active
Randomization Double-blind (12 weeks)
Placebo

Co-Primary Endpoints: Change from baseline (BL) in Sexual Function Questionnaire (SFQ28) Arousal Sensation (AS) Domain and Female Sexual Distress Scale-Desire, Arousal, Orgasm (FSDS-DAO) Question 14

Secondary Endpoints: Change from BL in number & proportion of satisfactory sexual events (SSEs)

Several Exploratory Endpoints: Including SFQ28 Desire and Orgasm Domains, and FSDS-DAO Questions

Exit Interviews (EIs): EIs were performed to better understand qualitatively what constitutes a meaningful change on the SFQ28-AS domain, Arousal Diary AS domain, FSDS-DAO Question 14, Patient Benefit Evaluation (PBE), and what constitutes meaningful improvement on the Patient Global Impression of Change (PGI-C), the PGI-C in Satisfactory Sexual Events (PGI-C SSE), and Patient Global Impression of Severity (PGI-S).

Evaluation of Recall Period: At the end of the no drug run in and at the end of the single blind placebo run in, the correlation between the 24-hour recall period and the 4-week recall period was evaluated for all patients who completed both the Arousal Diary, the FSDS-DAO, and the SFQ28. Additionally, at the same intervals, a subset of patients selected randomly via interactive response technology, who completed the FSDS-DAO and the SFQ28 but did not complete the Arousal Diary, were evaluated to investigate whether completion of the diary questions influences how the patient answers FSDS-DAO Question 14 and the SFQ28 AS domain scores. These patients completed the entire study but did not complete the Arousal Diary throughout the study. These patients did not affect the primary study objectives as they were not included in the analysis of the coprimary endpoints.

Establish Partner Safety: The sexual partners were enrolled in the study such that partner safety could be established.

Phase 2b – Exploratory Post-Hoc Analyses*

- Post-hoc analyses were conducted on enrollment female sexual dysfunction diagnosis category so that **efficacy could be evaluated in the study sub-populations based on concomitant diagnoses, such that the patient population most likely to benefit from the mechanism of action of Sildenafil Cream, 3.6% could be determined for the Phase 3 program**
- In the ITT population, although not statistically significant, the Sildenafil Cream, 3.6% group (N=69) demonstrated greater improvement than the Placebo Cream group (N=59) in change from baseline (BL) to end of study (Week 12) in SFQ28 Arousal Sensation (AS) domain (1.1 versus 0.8 respectively, P=0.6)
- When this SFQ28 AS domain efficacy assessment was performed excluding study participants with inability to orgasm and subjects suffering from vaginal pain, both indications that could have other underlying causes beyond the arousal dysfunction, **the improvement in the Sildenafil Cream, 3.6% group was above the recommended meaningful within patient change and statistically significant compared to the minimal improvement in the placebo cream group**

Post-Hoc Analysis Results from Proposed Phase 3 population: FSAD with or without concomitant decreased desire

Endpoint	Sildenafil Cream 3.6% (N=33)	Placebo Cream (N=32)	P value
	LS change (SE) from BL to Week 12	*LS change (SE) from BL to Week 12*	
SFQ28 Arousal Sensation Domain*	2.03 (0.62)	0.08 (0.71)	0.04
SFQ28 Desire Domain	1.27 (0.76)	-0.89 (0.86)	0.06
SFQ28 Orgasm Domain	1.12 (0.49)	0.18 (0.52)	0.19
FSDS-DAO – Item 3 Guilt	-0.73 (0.16)	-0.23 (0.17)	0.04
FSDS-DAO – Item 5 Stressed	-0.50 (0.16)	-0.02 (0.16)	0.04
FSDS-DAO – Item 10 Embarrassed	-0.51 (0.17)	0.00 (0.17)	0.04
FSDS-DAO – Item 14 Concerned*‡	-0.27 (0.18)	-0.12 (0.20)	0.58

LS, least squares; SE, standard error
*Co-primary endpoint.
‡Previously reported as -0.21 (0.16) / -0.22 (0.16) / 0.95. New calculations will be used for Phase 3 planning; data on file. New analysis excludes from the calculation a pre-planned Evaluation of Recall Subset (ERS) group of patients who provided patient reported outcomes via the 1-month recall instruments but did not provide data via the 24-hour recall eDiary. This ERS is excluded from the primary endpoint analysis (SFQ28-AS and FSDS-DAO #14).

*See also Johnson, et al. Obstetrics & Gynecology 144(2):p 144-152, August 2024.

Sildenafil Cream, 3.6%

Phase 1 and Phase 2a Study Results

Phase 1 Study of SST-6007 (Sildenafil Cream, 3.6%)[1]

Normal healthy postmenopausal women were dosed with escalating doses of Sildenafil Cream, 3.6%, using a cross-over study design

Sildenafil Cream had significantly lower systemic exposure compared to a 50 mg oral sildenafil dose:

- AUC – 3-6%
- Cmax – 1-2%

Sildenafil Cream was safe and well tolerated at clinically relevant doses (1-2g):

- Favorable product characteristics as self-reported by subjects
- Easy to use
- Readily absorbed

Phase 2a Study of SST-6007(Sildenafil Cream, 3.6%)[1]

- Demonstrated increased blood flow in the genital tissue compared to placebo (mean change in VPA analysis) in 31 women (pre and postmenopausal) ~30 minutes post dosing

Phase 1 Study

Parameter	Treatment Level		
	1 g cream (36mg sildenafil), n=20	2 g cream (71mg sildenafil), n=20	4 g cream (142mg sildenafil), n=19
Cmax (ng/mL)	3.61	4.10	5.65
AUCo-t (h*ng/mL)	27.45	33.32	45.33
Tmax (hr)	2.56	2.60	2.42



Mean Plasma Concentration Time Profile of
3 Topical Sildenafil Doses
Plasma Concentration (pg/mL)
Time (hours)
1 g (50 mg)
2 g (100 mg)
4 g (200 mg)

Thermography Study Results*

- Demonstrated **time to effect (11-15 minutes)**
- Positive cognitive arousal responses were noted
- Significantly **greater increases in genital temperature** after application of Sildenafil Cream compared to placebo cream
- Significantly **greater self-reported arousal** responses reported during Sildenafil Cream visits compared to placebo cream visits

Statistically significant greater linear slope during minutes 11-15 of the sexually explicit stimuli as compared to the placebo cream for the vestibule.

Figure 1. Clitoral temperature change during the sexually explicit film



Temperature Change (C)
Time (minutes)
Sildenafil Cream, 3.6%
Placebo Cream
No Cream

Thermography Study Design & Methodology (N=6)[2]

Phase 1, single-dose, double-blind, placebo-controlled, 2-way crossover study evaluating the feasibility of using thermography to assess the pharmacodynamics of Sildenafil Cream, 3.6% in normal healthy women. The study required 3 visits and a follow up contact: Visit 1 (screening), Visits 2-3 (double-blind dosing) and a phone call (safety follow-up).

1. Data on file. Sildenafil Cream, 3.6% was previously known as SST-6007.
2. Data on file.

* Thermography utilizes sensitive cameras capable of detecting and recording temperature variations over time. Genital temperature changes are a surrogate for genital blood flow.

What Causes Menopause?


Symptoms of Menopause
Memory Issues
Difficulty concentrating or experiencing memory lapses.
Hot Flashes
Sudden feeling of warmth with sweating and red skin, affects ~75% of menopausal women. Also called vasomotor symptoms (VMS).
Vaginal Dryness
Reduced moisture and tissue elasticity leads to discomfort and/or sexual pain. Also called the genitourinary syndrome of menopause (GSM) and formerly, vulvovaginal atrophy (VVA).
Sleep Disturbances
Difficulty falling or staying asleep, often due to night sweats.
Weight Gain
Changes in metabolism leading to weight gain, especially around the abdomen.
Bone Loss
During menopause, bone loss accelerates and increases the risk of fractures and osteoporosis.

During perimenopause, the supply of mature eggs in a woman's ovaries diminishes and ovulation becomes irregular. The **production of estrogen and progesterone also decreases**. The changes in estrogen in particular cause most of the symptoms of menopause.[1]


Key Hormonal Changes During Menopause
(for illustrative purposes only)
Estrogen
Progesterone
Hormone Levels
Pre-menopause
Perimenopause
Post-menopause

For the treatment of VMS, the Menopause Society recommends delivering **both estrogen and progesterone**, simultaneously, for women with an intact uteri, and states that **non-oral routes of administration** may offer potential advantages.[2]

There are **no FDA-approved products** that combine both **estradiol and progesterone in a non-oral monthly form.**

1. https://www.hopkinsmedicine.org/health/conditions-and-diseases/introduction-to-menopause
2. https://www.menopause.org/docs/default-source/professional/nams-2022-hormone-therapy-position-statement.pdf

Daré Menopause Programs

Hormone Therapy Product Candidate

DARE-HRT1 Monthly Vaginal Ring for the Vasomotor Symptoms of Menopause

Phase 1 / 2 study completed; IND related activities to support a single Phase 3 study underway.^

- Bioidentical estradiol & progesterone in one product
- Highly acceptable, non-oral dosage form

- In the Ph1/2 study, DARE-HRT1 demonstrated statistically significant improvement in VMS as well as the genitourinary symptoms of menopause, and vaginal pH and maturation index.[1]
- DARE-HRT1 had a high level of acceptability in the Ph1/2 study, with over 80% of subjects on the lower and higher dose versions of DARE-HRT1 reporting the IVR as comfortable or very comfortable. Additionally, over 80% of subjects in each IVR dose group stated they were either somewhat or very likely to use the IVR for a women's health condition or disease if needed.[1]

Hormone-Free Product Candidate

DARE-VVA1 Vaginal Inserts for Painful Intercourse Associated with GSM

Phase 1 / 2 study completed; IND cleared. Activities to support Phase 2 study underway.

For women who cannot or choose not to use hormones, there is interest in non-hormonal products, especially targeting to the **breast cancer population**.

Bayer and Astellas are pursuing studies of their non-hormonal VMS products specifically in breast cancer populations.

Tamoxifen is commonly prescribed by oncologists in the treatment of hormone receptor positive (HR+) breast cancer, as it blocks estrogen activity in breast tissue.[2] However, studies have shown an inverse effect in vaginal tissue where it **has demonstrated estrogen-like effects on vaginal epithelium which could counter the physiological changes that lead to GSM.**

- The Ph1/2 study demonstrated safety and tolerability of DARE-VVA1, as well as improvement in vaginal cytology & the bothersome vaginal symptoms associated with GSM.[3]

^ Daré believes FDA approval is achievable via the 505(b)(2) pathway supported by a single, placebo-controlled, Phase 3 clinical trial and a scientifically justified PK "bridge" (via a relative bioavailability trial) between DARE-HRT1 and the selected listed estradiol and progesterone drugs.

1. Thurman, et al. Menopause 30(8):p 817-823, August 2023.

2. Cleveland Clinic: Tamoxifen. https://my.clevelandclinic.org/health/treatments/9785-tamoxifen

3. Thurman, et al. Climacteric Volume 26, 2023 - Issue 5

DARE-HPV^

Investigational antiviral vaginal insert for human papillomavirus (HPV)-related cervical diseases

- There are currently **no FDA-approved, non-surgical pharmaceutical interventions** to treat **HPV-related cervical dysplasia.**
- There are **no FDA-approved treatments for HPV infection.**

- DARE-HPV is a proprietary fixed-dose formulation of lopinavir and ritonavir in a soft gel vaginal insert.
- Phase 1 and proof-of-concept studies have been completed.
- Activities to support IND filing to enable progression to Phase 2 clinical development underway supported by a two-year **non-dilutive funding award.**

^505(b)(2) regulatory pathway anticipated.

Safe and Effective HPV Treatments Remain an Unmet Need

- HPV is the most common sexually transmitted infection in the United States.
- Today, cervical precancers (dysplasia) are monitored until they reach a late stage, since the most common treatment is a surgery which removes part of the cervix.
  - This surgery is associated with an increased risk of preterm birth and sexual dysfunction and therefore is not recommended for patients with fertility concerns.
- In a pilot study of vaginally-administered lopinavir and ritonavir in 23 women in Kenya with high-grade dysplasia, **78% of the women demonstrated no dysplasia or a reduction to low-grade dysplasia** after 12 weeks of treatment, and **HPV was no longer detected in 52% of the women.**[2]

HPV-Related Cervical Diseases per year in the U.S.[1]



>11 million women acquire a new infection
HPV INFECTIONS
Of those, >6 million women acquire a carcinogenic HPV strain
HIGH-RISK HPV INFECTIONS (CARCINOGENIC)
~250,000 cases†
LOW-GRADE DYSPLASIA
~196,000 cases
HIGH-GRADE DYSPLASIA
CANCER
>13,000 new cases of invasive cervical cancer
Disease Progression

1. Estimates based on the following sources: Lewis, et al. Estimated Prevalence and Incidence of Disease – Associated Human Papillomavirus Types Among 15-59-Year-Olds in the United States. Sex Trans Dis. 2021 Apr 1; 48(4):273-277. Henk, et al. "Incidence and costs of cervical intraepithelial neoplasia in a US commercially insured population." J Low Genit Tract Dis. 2010 Jan;14(1):29-36. CDC: Estimated Number of Cases of High-Grade Cervical Lesions Diagnosed Among Women — United States, 2008 and 2016 https://www.cdc.gov/mmwr/volumes/68/wr/mm6815a1.htm Accessed 16 Oct 2024. American Cancer Society: Key Statistics on Cervical Cancer. https://www.cancer.org/cancer/types/cervical-cancer/about/key-statistics.html Accessed 16 Oct 2024.
2. Hampson, et al. "A Single-Arm, Proof-of-Concept Trial of Lopimune (Lopinavir/Ritonavir) as a Treatment for HPV-Related Pre-Invasive Cervical Disease." PLoS One. 2016 Jan 29.

†Estimate calculated from CIN1 and CIN2/3 annual incidence of 1.6 and 1.2 per 1,000 women, respectively (Henk, 2010) and CIN2 cases per year (CDC). 196,000 / 1.2 * 1.6 = 261,333 cases of CIN1 per year.

DARE-PDM1^

Investigational nonsteroidal anti-inflammatory drug (NSAID) vaginal gel for use in female pelvic pain

^505(b)(2) regulatory pathway anticipated.

Pelvic pain in women is often overlooked and undertreated.

- While DARE-PDM1 is currently being developed for regulatory approval for the indication of primary dysmenorrhea (period pain), NSAIDs are a key component to the multimodal treatment approaches for pelvic pain caused by many gynecologic conditions.



Dysmenorrhea affects up to
50-90% OF MENSTRUATING WOMEN AND GIRLS
An estimated
>6.5 MILLION WOMEN
in the United States have endometriosis
Chronic pelvic pain in women is associated with
$4.9 BILLION DOLLARS
in annual medical costs in the United States
An estimated
26 MILLION WOMEN
in the United States have uterine fibroids
Up to
HALF OF ALL PATIENTS
with dysmenorrhea miss school or work at least once and 10-15% have regular absences during menses
Polycystic Ovary Syndrome (PCOS) patients exhibit
INCREASED PAIN PERCEPTION
and are more likely to develop chronic- and neuropathic-pain-related conditions

- DARE-PDM1 utilizes Daré's proprietary bioadhesive hydrogel technology, which is designed to increase the vaginal residence of the product.
- **Localized dosing of a vaginal gel** should minimize gastrointestinal side effects associated with oral dosage forms.

XACIATO Selected Safety Information

- XACIATO is contraindicated in individuals with a history of hypersensitivity to clindamycin or lincomycin.
- Clostridioides difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including clindamycin, and may range in severity from mild diarrhea to fatal colitis. Careful medical history is necessary since CDAD has been reported to occur over 2 months after the administration of antibacterial agents. If CDAD is suspected or confirmed, ongoing antibacterial use not directed against C. difficile may need to be discontinued.
- Polyurethane condoms are not recommended during treatment with XACIATO or for 7 days following treatment. During this time period, polyurethane condoms may not be reliable for preventing pregnancy or for protecting against transmission of HIV and other sexually transmitted diseases. Latex or polyisoprene condoms should be used.
- XACIATO may result in the overgrowth of Candida spp. in the vagina resulting in vulvovaginal candidiasis, which may require antifungal treatment.
- The most common adverse reactions reported in >2% of patients and at a higher rate in the XACIATO group than in the placebo group were vulvovaginal candidiasis and vulvovaginal discomfort.
- XACIATO has not been studied in pregnant women. However, based on the low systemic absorption of XACIATO following the intravaginal route of administration in nonpregnant women, maternal use is not likely to result in significant fetal exposure to the drug.
- There are no data on the effect of clindamycin on milk production. The developmental and health benefits of breastfeeding should be considered along with the mother's clinical need for clindamycin and any potential adverse effects on the breastfed child from clindamycin or from the underlying maternal condition.
- Please see the Prescribing Information, Patient Information, and Instructions for Use.

IN ITALIAN, IT MEANS **"TO GIVE."**
IN ENGLISH, IT MEANS **"TO BE BOLD."**

